Exhibit 10.6

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of [date], by and among T-Mobile US, Inc., a Delaware corporation (the “Company”), and                     (the “Indemnitee”).

WHEREAS, the Indemnitee has been asked to serve or is currently serving on the Board of Directors (the “Board”) of the Company, as an officer of the Company, or as a director, officer, employee or agent of an Affiliate of the Company;

WHEREAS, competent and experienced persons are reluctant to serve publicly-held companies as directors and/or officers or in other fiduciary capacities at the request of such companies unless they are provided with adequate protection through liability insurance and adequate indemnification against risks of claims and actions against them arising out of such service;

WHEREAS, the Board has determined that the ability to attract and retain qualified persons to serve as directors and/or officers or in other fiduciary capacities at the request of the Company is in the best interests of the Company and its stockholders, and that the Company should act to assure such persons that there will be adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company or the Company’s Affiliates;

WHEREAS, Section 145 of the Delaware General Corporation Law (“Section 145”) empowers companies to indemnify, in accordance with the provisions of Section 145, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of a company, or is or was serving at the request of such company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, and to pay, in advance of the final disposition of any such action, suit or proceeding, the expenses (including attorneys’ fees) reasonably incurred by any person, in accordance with the provisions of Section 145;

WHEREAS, the Company has adopted provisions in its Fourth Amended and Restated Certificate of Incorporation (as amended and/or restated from time to time, the “Certificate”) addressing indemnification and advancement of expenses to its officers, directors and other Persons, and providing that such provisions shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the Company’s bylaws, as amended and/or restated from time to time (the “Bylaws”), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office; and

WHEREAS, the Indemnitee is willing to serve or continue to serve on the Board, as an officer or employee of the Company, or as a director, manager, member, officer, employee or agent of an Affiliate of the Company on the condition that he or she be so indemnified under the Certificate and this Agreement.

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

Section 1. Services by the Indemnitee. The Indemnitee agrees to serve or continue to serve at the request of the Company as a director, officer and/or employee of the Company (including, without limitation, service on one or more committees of the Board) and/or as a director, manager, member, officer, employee or agent of an Affiliate of the Company. Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position.

Section 2. Indemnification—General. The Company shall indemnify, and advance Expenses to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as such law may thereafter from time to time permit. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 3. Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, the Company shall indemnify the Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) (as and to the extent permitted hereunder) actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or in a manner otherwise expressly permitted under the Certificate, the Bylaws, or the Stockholder’s Agreement by and between Deutsche Telekom AG and the Company dated as of April 30, 2013 (the “Stockholder’s Agreement”) and, with respect to any criminal Proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 4. Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or the settlement of such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company or in a manner otherwise expressly permitted under the Certificate, the Bylaws, or the Stockholder’s Agreement. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company or if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and to the extent that the court in which such Proceeding shall have been brought or is pending, shall so determine.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a) To the extent that the Indemnitee is, by reason of his or her Corporate Status, a party to and is wholly successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 5(a), and without limiting the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or in a manner that was not otherwise expressly permitted under the Certificate, the Bylaws or the Stockholder’s Agreement, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto. The provisions of this Section 5(a) are subject to Section 5(b) below.

(b) In no event shall the Indemnitee be entitled to indemnification under Section 5(a) above with respect to a claim, issue or matter to the extent (i) applicable law prohibits such indemnification, or (ii) an admission is made by the Indemnitee in writing to the Company or in such Proceeding, or a final, nonappealable determination is made in such Proceeding, that the Indemnitee did not satisfy the standard of conduct required for indemnification under this Agreement that applies with respect to such claim, issue or matter as to which the Indemnitee was made, or was threatened to be made, a party to such Proceeding.

Section 6. Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his or her Corporate Status, a witness, or is made or asked to respond to discovery requests, in any Proceeding to which the Indemnitee is not a party, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

Section 7. Determination of Entitlement to Indemnification.

(a) Except as provided in Section 5(a) above and except for indemnification claims under Section 6 above, the Indemnitee shall be entitled to indemnification pursuant to this Agreement only upon a determination that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b) Upon written request of the Indemnitee for indemnification, the entitlement of the Indemnitee to such requested indemnification shall be determined by one of the following methods:

(i) by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; or

(ii) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, whether or not such majority constitutes a quorum of the Board; or

(iii) if there are not Disinterested Directors or if the Disisnterested Directors so direct, by Independent Counsel in a written opinion to the Board, or designated committee of the Board, with a copy to the Indemnitee, which Independent Counsel shall be selected by majority vote of the Company’s directors at a meeting at which a quorum is present, or a majority vote of the Disinterested Directors, or committee of Disinterested Directors; or

(iv) if so directed by the Board, by the Company’s stockholders, by a majority vote of those in attendance at a meeting at which a quorum is present; or

(v) in the event that a Change of Control has occurred, upon written request of the Indemnitee, by Independent Counsel (selected by the Indemnitee) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

(c) The Company shall pay any and all reasonable fees and Expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof. The Company shall pay all costs associated with its determination of the Indemnitee’s eligibility for indemnification.

(d) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Promptly upon receipt of the Indemnitee’s request for indemnification, the secretary of the Company shall provide written notice of such request to the Board or such other person or persons empowered to make the determination requested in Section 7(b), and the Company shall thereafter promptly make (or cause to be made) such determination. Subject to Section 11, if the Person empowered or selected under Section 7(b) to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law or Section 11 hereof, be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Person making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(d) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b)(iv) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board resolves to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b)(iii) of this Agreement.

(e) In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume (unless there is clear and convincing evidence to the contrary) that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Neither the failure of the Company (including by its Board or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Board or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

Section 8. Advancement of Expenses.

(a) Subject to the terms and conditions of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 20 calendar days after the receipt by the Company of a written statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding. Such written statement or statements shall reasonably evidence the Expenses incurred or payable by or on behalf of the Indemnitee. All amounts advanced to the Indemnitee by the Company pursuant to this Section 8 shall be without interest.

(b) As a condition precedent to the Company’s advancement of Expenses to the Indemnitee, the Indemnitee shall provide the Company with an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of the Indemnitee to reimburse such amount if (and only if) there is a final, nonappealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses. Indemnitee’s undertaking to reimburse any such amounts is not required to be secured and the Company shall make all advances pursuant to this Section 8 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement

(c) Indemnitee shall submit to the Company a written request specifying the indemnifiable amounts for which the Indemnitee seeks payment under Sections 2, 3 and 4 of this Agreement and the basis for the claim. Subject to the terms and conditions of this Agreement, the Company shall pay such indemnifiable amounts to the Indemnitee within 30 calendar days (or earlier if reasonably requested by the Indemnitee) of receipt of the request. At the request of the Company, the Indemnitee shall furnish such documentation and information as are reasonably available to the Indemnitee and necessary to establish that the Indemnitee is entitled to indemnification hereunder. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. If indemnification for indemnifiable amounts has been made under this Section 8 and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee is not entitled under this Agreement to such indemnification with respect to any or all of such indemnifiable amounts, then the Indemnitee shall promptly, but in no event more than 60 calendar days from the date such judgment has been adjudicated finally by a court of competent jurisdiction, repay any or all of such indemnifiable amounts, as the case may be, to the Company.

Section 9. Remedies of the Indemnitee.

(a) In the event that (i) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (ii) payment of indemnification is not made pursuant to Section 6 of this Agreement within 10 calendar days after receipt by the Company of a written request therefor or (iii) payment of indemnification is not made within the time provided in and pursuant to Section 8 of this Agreement, the Indemnitee shall be entitled to an adjudication in a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses.

(b) In the event that indemnification is requested pursuant to Section 8 of this Agreement and such indemnification payment is not made within the time provided in Section 8, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the Company’s failure to make such indemnification payment, regardless of the Company’s basis for refusing to make such payment. In any judicial proceeding or arbitration commenced pursuant to this Section 9, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 9, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which rights of appeal have been exhausted or lapsed).

(c) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all of the provisions of this Agreement.

(d) In the event that the Indemnitee, pursuant to this Section 9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, unless the court determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous. In the event that a Proceeding is commenced by or in the right of the Company against the Indemnitee to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him or her in such Proceeding (including with respect to any counter-claims or cross-claims made by the Indemnitee against the Company in such Proceeding), unless the court determines that each of the Indemnitee’s material defenses in such Proceeding were made in bad faith or were frivolous.

(e) Any judicial adjudication (as to which rights of appeal have been exhausted or lapsed) determined under this Section 9 shall be final and binding on the parties.

Section 10. Defense of Certain Proceedings. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Company:

(a) Except as otherwise provided in this Section 10(a), to the extent that it may wish, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding. After notice from the Company to the Indemnitee of its election to assume the defense of the Proceeding, the Company shall not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee except as otherwise provided below. Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably determined that there is an actual or potential conflict of interest between the Company and the Indemnitee in the conduct of the defense of the Proceeding, or (iii) the Company shall not within 20 calendar days of receipt of notice of the Proceeding from the Indemnitee in fact have employed counsel to assume the defense of such Proceeding.

(b) The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which the Indemnitee shall have made the determination provided for in subparagraph (a)(ii) above.

Section 11. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement:

(a) with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against the Company, except for (i) any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, (ii) any claim or Proceeding to establish or enforce a right to indemnification under the Certificate, the Bylaws, the Stockholder’s Agreement, or under any statute or law, (iii) any counter-claim or cross-claim brought or made by the Indemnitee against the Company in any Proceeding brought by or in the right of the Company against the Indemnitee and (iv) any claim or Proceeding approved by the Board;

(b) with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against any other Person, except for Proceedings or claims approved by the Board and claims to enforce insurance rights under insurance policies purchased pursuant to or in accordance with Section 13 herein;

(c) in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company, except to the extent that the court in which such Proceeding shall have been brought or is pending shall so determine;

(d) to the extent such indemnification or advancement is expressly prohibited by Delaware law or the public policies of Delaware, the United States of America or agencies of any governmental authority in any jurisdiction governing the matter in question;

(e) for the disgorgement of profits arising from the purchase or sale by the Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(f) for the Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by the Indemnitee or payment of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform Act of 2010 or any compensation recoupment or “clawback” policy of the Company to which the Indemnitee is subject.

Section 12. Contribution.

(a) If, with respect to any Proceeding, the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to the Indemnitee by final and nonappealable order for any reason other than that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the other defendants or participants in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.

(b) The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 12(a) above.

(c) No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 13. Officer and Director Liability Insurance. The Company shall use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that the Indemnitee is adequately covered by such insurance maintained by a subsidiary or other Affiliate of the Company.

(a) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves at the request of the Company, the Indemnitee shall be named as an insured under and shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director or officer under such policy or policies.

(b) The Company shall maintain the policies of insurance referred to in (a) and (b) above so long as the Indemnitee has Corporate Status and for six (6) years after the Indemnitee no longer has Corporate Status.

Section 14. Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected by the Indemnitee without the Company’s written consent, which consent shall not be unreasonably withheld.

Section 15. Duration of Agreement. This Agreement shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of his or her Corporate Status or may be asked to serve as a witness because of his or her Corporate Status, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 9 of this Agreement relating thereto, whether or not he or she is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

Section 16. Limitation of Liability. Notwithstanding any other provision of this Agreement, neither party shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Agreement.

Section 17. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 18. No Multiple Recovery. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and only to the extent that the Indemnitee has otherwise actually received payment of such amounts under any insurance policy, contract, agreement or otherwise, it being understood that the Indemnitee shall not be obligated to seek any such payments.

Section 19. Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any Person, (i) any corporation, partnership, limited liability company, joint venture, trust or other enterprise (A) in which such Person directly or indirectly holds at least a twenty percent (20%) equity interest or (B) is controlled by, under common control with or controls such Person, or (ii) any employee benefit plan sponsored or maintained by the Company or any Affiliate of the Company, including without limitation any employee benefit plan which is governed by the Employee Retirement Income Security Act of 1974, as amended.

(b) “Change of Control” means a change in control of the Company occurring after the date and year first above written (the “Effective Date”) of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage, (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(c) “Corporate Status” describes the status of an individual who is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer, director, manager, member, employee, administrator, agent or other fiduciary of an Affiliate of the Company.

(d) “Disinterested Directors” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by the Indemnitee.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Expenses” shall include all reasonable attorneys’ fees, retainers, appellate fees and costs, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, arbitrator’s fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(h) “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(i) “Proceeding” includes any action, suit, hearings, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether formal or informal, governmental or non-governmental, or civil, criminal, administrative or investigative.

Section 20. Non-Exclusivity. The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of, and shall be without prejudice to, any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, the Stockholder’s Agreement, any agreement, a vote of stockholders, a resolution of directors or otherwise.

Section 21. Remedies Not Exclusive. No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Section 22. Changes in Law. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.

Section 23. Interpretation of Agreement. The Company and the Indemnitee acknowledge and agree that it is their intention that this Agreement be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

Section 24. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 25. Governing Law; Jurisdiction and Venue; Specific Performance.

(a) The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) ANY DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE FILED IN AND LITIGATED OR ARBITRATED SOLELY BEFORE THE COURTS LOCATED IN OR ARBITRATORS SITTING IN NEW CASTLE COUNTY IN THE STATE OF DELAWARE, AND EACH PARTY TO THIS AGREEMENT: (i) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND ARBITRATORS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (ii) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT.THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

Section 26. Notice by the Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 27. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed: (i) If to the Company: General Counsel, T-

Mobile US, Inc. 12920 SE 38th St., Bellevue, WA 98006; and (ii) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 27.

Section 28. Modification and Waiver. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in his or her Corporate Status prior to such supplement, modification or amendment. No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a wavier of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 29. Headings. The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 30. Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart executed by the party against whom enforcement is soutgh must be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

T-Mobile US, Inc.	Indemnitee

By:
Signature	Signature

Name	Name

Address:
Title

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

Pursuant to Section 8(b) of the Indemnification Agreement between T-Mobile US, Inc. and the undersigned, I agree to reimburse the Company for all expenses paid or reimbursed to me or advanced on my behalf by the Company for my defense in any civil or criminal action, suit, or Proceeding, in the event, and to the extent that it shall ultimately be determined that I am not entitled to be indemnified by the Company for such expenses pursuant to such Indemnification Agreement.

[Name]